INTERCREDITOR AGREEMENT
                                   (2004-ERJ1)

                                   Dated as of

                                  June 29, 2004

                                      AMONG

                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity
                         but solely as Trustee under the
                Continental Airlines Pass Through Trust 2004-ERJ1


                                   WESTLB AG,
                                New York Branch,

                                       and

                          CITICORP NORTH AMERICA, INC.,

                             as Liquidity Providers

                                       AND

                            WILMINGTON TRUST COMPANY,
                      not in its individual capacity except
                        as expressly set forth herein but
                    solely as Subordination Agent and Trustee




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS.......................................................2
   SECTION 1.1  Definitions..................................................2

ARTICLE II  TRUST ACCOUNTS; CONTROLLING PARTY...............................17
   SECTION 2.1  Agreement to Terms of Subordination;
                  Payments from Monies Received Only........................17
   SECTION 2.2  Trust Accounts..............................................18
   SECTION 2.3  Deposits to the Collection Account and
                  Special Payments Account..................................19
   SECTION 2.4  Distributions of Special Payments...........................20
   SECTION 2.5  Designated Representatives..................................22
   SECTION 2.6  Controlling Party...........................................23

ARTICLE III  RECEIPT, DISTRIBUTION AND APPLICATION OF
                  AMOUNTS RECEIVED..........................................24
   SECTION 3.1  Written Notice of Distribution..............................24
   SECTION 3.2  Distribution of Amounts on Deposit in the
                  Collection Account........................................26
   SECTION 3.3  Distribution of Amounts on Deposit
                  Following a Triggering Event..............................27
   SECTION 3.4  Other Payments..............................................29
   SECTION 3.5  Payments to the Trustee and the Liquidity
                  Provider..................................................29
   SECTION 3.6  Liquidity Facilities........................................30

ARTICLE IV  EXERCISE OF REMEDIES............................................36
   SECTION 4.1  Directions from the Controlling Party.......................36
   SECTION 4.2  Remedies Cumulative.........................................37
   SECTION 4.3  Discontinuance of Proceedings...............................38
   SECTION 4.4  Right of Certificateholders to Receive
                  Payments Not to Be Impaired...............................38
   SECTION 4.5  Undertaking for Costs.......................................38

ARTICLE V  DUTIES OF THE SUBORDINATION AGENT; AGREEMENTS
                  OF TRUSTEE, ETC...........................................39
   SECTION 5.1  Notice of Indenture Default or Triggering
                  Event.....................................................39
   SECTION 5.2  Indemnification.............................................40
   SECTION 5.3  No Duties Except as Specified in
                  Intercreditor Agreement...................................40
   SECTION 5.4  Notice from the Liquidity Provider and
                  Trustee...................................................41

ARTICLE VI  THE SUBORDINATION AGENT.........................................41
   SECTION 6.1  Authorization; Acceptance of Trusts and
                  Duties....................................................41

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                                TABLE OF CONTENTS
                                   (Continued)
                                                                            Page
                                                                            ----

   SECTION 6.2  Absence of Duties...........................................41
   SECTION 6.3  No Representations or Warranties as to
                  Documents.................................................41
   SECTION 6.4  No Segregation of Monies; No Interest.......................41
   SECTION 6.5  Reliance; Agents; Advice of Counsel.........................42
   SECTION 6.6  Capacity in Which Acting....................................42
   SECTION 6.7  Compensation................................................42
   SECTION 6.8  May Become Certificateholder................................43
   SECTION 6.9  Subordination Agent Required; Eligibility...................43
   SECTION 6.10  Money to Be Held in Trust..................................43

ARTICLE VII  INDEMNIFICATION OF SUBORDINATION AGENT.........................43
   SECTION 7.1  Scope of Indemnification....................................43

ARTICLE VIII  SUCCESSOR SUBORDINATION AGENT.................................44
   SECTION 8.1  Replacement of Subordination Agent;
                  Appointment of Successor..................................44

ARTICLE IX  SUPPLEMENTS AND AMENDMENTS......................................45
   SECTION 9.1  Amendments, Waivers, Etc....................................45
   SECTION 9.2  Subordination Agent Protected...............................46
   SECTION 9.3  Effect of Supplemental Agreements...........................46
   SECTION 9.4   Notice to Rating Agencies..................................46

ARTICLE X  MISCELLANEOUS....................................................47
   SECTION 10.1  Termination of Intercreditor Agreement.....................47
   SECTION 10.2  Intercreditor Agreement for Benefit of
                      the Trustee, the Liquidity Providers
                  and the Subordination Agent...............................47
   SECTION 10.3  Notices....................................................47
   SECTION 10.4  Severability...............................................49
   SECTION 10.5  No Oral Modifications or Continuing
                  Waivers...................................................49
   SECTION 10.6  Successors and Assigns.....................................49
   SECTION 10.7  Headings...................................................49
   SECTION 10.8  Counterpart Form...........................................49
   SECTION 10.9  Subordination..............................................50
   SECTION 10.10  Governing Law.............................................51
   SECTION 10.11  Submission to Jurisdiction; Waiver of
                  Jury Trial; Waiver of Immunity............................51


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                       INTERCREDITOR AGREEMENT (2004-ERJ1)

            INTERCREDITOR AGREEMENT (2004-ERJ1) dated as of June 29, 2004 (this "AGREEMENT"), among WILMINGTON TRUST COMPANY, a Delaware corporation ("WTC"), not in its individual capacity but solely as Trustee of the Trust (as defined below), WESTLB AG, a joint stock company ("Aktiengesellschaft") organized under the laws of Germany, acting through its New York Branch ("WESTLB"), as a Liquidity Provider, Citicorp North America, Inc. ("CNAI"), a Delaware corporation and a direct wholly-owned subsidiary of Citicorp, as a Liquidity Provider, and WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "SUBORDINATION AGENT").

            WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

            WHEREAS, pursuant to each Indenture, the related Owner Trustee proposes to issue on a non-recourse basis one series of Equipment Notes to finance the debt portion of the purchase price of the Aircraft referred to in such Indenture which will be leased to Continental pursuant to the related Lease;

            WHEREAS, pursuant to the Financing Agreements, the Trust will acquire the Equipment Notes;

            WHEREAS, pursuant to the Trust Agreement, the Trust proposes to issue Certificates bearing the interest rate and having the final distribution date described in the Trust Agreement on the terms and subject to the conditions set forth therein;

            WHEREAS, pursuant to the Underwriting Agreement, the Underwriters propose to purchase Certificates issued by the Trust in the aggregate face amount set forth on Schedule I thereto on the terms and subject to the conditions set forth therein;

            WHEREAS, each Liquidity Provider proposes to enter into a separate Liquidity Facility with the Subordination Agent, as agent for the Trustee, for the benefit of the Certificateholders;

            WHEREAS, Citicorp, a Delaware corporation (the "GUARANTOR"), will guarantee in full, pursuant to a separate guarantee dated as of the date hereof (the "GUARANTEE AGREEMENT"), the obligations of CNAI under its Liquidity Facility; and

            WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Trustee and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of the Certificates, and the Subordination Agent, the Trustee and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.


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            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

            (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (4) the term "including" shall mean "including without limitation".

            "ACCELERATION" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise. "ACCELERATE", "ACCELERATED" and "ACCELERATING" have meanings correlative to the foregoing.

            "ADVANCE", with respect to any Liquidity Facility, means any Advances as defined in such Liquidity Facility.

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGGREGATE REQUIRED AMOUNT" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate, that would be payable on the Certificates on each of the eighteen successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding seventeen Regular Distribution Dates, in each case calculated on the basis of the Pool Balance (subject to the proviso in the definition of "Required Amount" below) on such date and without regard to expected future payments of principal on the Certificates.


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            "AGREEMENT" has the meaning assigned to such term in the first paragraph of this Agreement.

            "AIRCRAFT" means, with respect to each Indenture, the "Aircraft" referred to therein.

            "APPRAISAL" has the meaning assigned to such term in Section 4.1(a)(iii).

            "APPRAISERS" means Aviation Specialist Group, AvSolutions and BK Associates or any other nationally recognized appraiser reasonably selected by the Subordination Agent or the Controlling Party.

            "AVAILABLE AMOUNT" means, with respect to any Liquidity Facility, on any drawing date, subject to the proviso contained in the first sentence of
Section 3.6(g) hereof, an amount equal to (a) the Stated Amount of such Liquidity Facility at such time, LESS (b) the aggregate amount of each Interest Drawing honored by the Liquidity Provider under such Liquidity Facility on or prior to such date which has not been reimbursed or reinstated as of such date; PROVIDED that, following a Downgrade Drawing, a Non-Extension Drawing, a CNAI Special Termination Drawing, a WestLB Early Termination Drawing, a WestLB Expiration Drawing or a Final Drawing under such Liquidity Facility, the Available Amount of such Liquidity Facility shall be zero.

            "BASIC AGREEMENT" means the Pass Through Trust Agreement dated as of September 25, 1997 between Continental and WTC, not in its individual capacity, except as otherwise expressly provided therein, but solely as trustee.

            "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Certificate is outstanding, the city and state in which the Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds, and that, solely with respect to draws under any Liquidity Facility, also is a "Business Day" as defined in such Liquidity Facility.

            "CASH COLLATERAL ACCOUNT" means an Eligible Deposit Account consisting of the Sub-Accounts in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under any Liquidity Facility pursuant to Section 3.6(c), 3.6(d), 3.6(i), 3.6(k) or 3.6(l) shall be deposited.

            "CERTIFICATES" means the certificates issued by the Trust, substantially in the form of Exhibit A to the Trust Agreement, and authenticated by the Trustee, representing fractional undivided interests in the Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Trust Agreement.

            "CERTIFICATEHOLDER" means, at any time, any holder of one or more Certificates.

            "CLOSING DATE" means June 29, 2004.

            "CNAI" has the meaning assigned to such term in the recital of parties to this Agreement.


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            "CNAI FEE LETTER" means the Fee Letter dated the date hereof among
CNAI, Embraer, Continental and the Subordination Agent with respect to the initial CNAI Liquidity Facility.

            "CNAI LIQUIDITY FACILITY" means, initially, the Revolving Credit Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Trust, and CNAI, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "CNAI SPECIAL TERMINATION DRAWING" has the meaning assigned to such term in Section 3.6(k).

            "CNAI SPECIAL TERMINATION NOTICE" has the meaning assigned to such term in the CNAI Liquidity Facility.

            "CNAI SUB-ACCOUNT" means, with respect to the Cash Collateral Account, a sub-ledger account to such Cash Collateral Account designated "CNAI Sub-Account".

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

            "COLLECTION ACCOUNT" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

            "CONSENT PERIOD" has the meaning specified in Section 3.6(d).

            "CONTINENTAL" means Continental Airlines, Inc., a Delaware corporation, and its successors and assigns.

            "CONTINENTAL BANKRUPTCY EVENT" means the occurrence and continuation of any of the following:


                  (a) Continental shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or Continental shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Continental shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Continental in any such case, or Continental shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or Continental shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or Continental's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

                  (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Continental, a receiver, trustee or liquidator of Continental or of any substantial part of its property, or any substantial part of the property of Continental shall be sequestered, or granting any other relief in respect of Continental as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

                  (c) a petition against Continental in a case under any
            bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Continental, any court of competent jurisdiction assumes jurisdiction, custody or control of Continental or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

            "CONTINENTAL PROVISIONS" has the meaning specified in Section
9.1(a).

            "CONTROLLING PARTY" means the Person entitled to act as such pursuant to the terms of Section 2.6.

            "CORPORATE TRUST OFFICE" means, with respect to the Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

            "CURRENT DISTRIBUTION DATE" means a Distribution Date specified as a reference date for calculating the Expected Distributions or the Triggering Event Distributions with respect to the Certificates as of such Distribution Date.

            "DELIVERY PERIOD EXPIRY DATE" means the earlier of (a) December 31, 2004, or, if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustee on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental's fault or negligence, March 31, 2005 and (b) the date on which Equipment Notes with respect to all Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Trustee in accordance with the Note Purchase Agreement.

            "DEPOSIT AGREEMENT" shall mean the Deposit Agreement dated as of the date hereof between the Escrow Agent and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "DEPOSITARY" means WestLB AG, New York Branch, as depositary under the Deposit Agreement.

            "DEPOSITS" has the meaning set forth in the Deposit Agreement.

            "DESIGNATED REPRESENTATIVES" means the Subordination Agent Representatives, the Trustee Representatives and the LP Representatives identified under Section 2.5.

            "DISTRIBUTION DATE" means a Regular Distribution Date or a Special Distribution Date.

            "DOLLARS" or "$" means United States dollars.

            "DOWNGRADE DRAWING" has the meaning assigned to such term in Section 3.6(c).

            "DOWNGRADE EVENT", with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

            "DOWNGRADED FACILITY" has the meaning assigned to such term in
Section 3.6(c).

            "DRAWING" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing, a CNAI Special Termination Drawing, a WestLB Early Termination Drawing, a WestLB Expiration Drawing or a Downgrade Drawing, as the case may be.

            "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; PROVIDED that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

            "ELIGIBLE INSTITUTION" means (a) the corporate trust department of the Subordination Agent or the Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating or issuer credit rating, as the case may be, from each Rating Agency of at least A-3 or its equivalent.

            "ELIGIBLE INVESTMENTS" means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's and Standard & Poor's of at least P-1 and A-1, respectively, having maturities no later than 90 days following the date of such investment or
(c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; PROVIDED, HOWEVER, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; PROVIDED FURTHER that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution; PROVIDED FURTHER, HOWEVER, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by Continental or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000 shall be an Eligible Investment, unless written confirmation shall have been received from each Rating Agency that the making of such investment will not result in a withdrawal or downgrading of the ratings of the Certificates.

            "EMBRAER" means Embraer-Empresa Brasileira de Aeronautica S.A., a company organized under the laws of Brazil, and its successors and assigns.

            "EQUIPMENT NOTES" means the 9.558% Equipment Notes issued pursuant to any Indenture by the related Owner Trustee and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            "ESCROW AGENT" means Wells Fargo Bank Northwest, National Association, as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.

            "ESCROW AND PAYING AGENT AGREEMENT" shall mean the Escrow and Paying Agent Agreement dated as of the date hereof among the Escrow Agent, the Underwriters, the Trustee and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "EXPECTED DISTRIBUTIONS" means, on any Current Distribution Date, the sum of (x) accrued and unpaid interest on the Certificates (excluding interest, if any, payable with respect to any Deposits) and (y) the difference between (A) the Pool Balance as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates), and (B) the Pool Balance as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, Acceleration or otherwise) and such payments have been distributed to the Certificateholders and (ii) the principal of any Equipment Notes formerly held in the Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the Certificateholders, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates). For purposes of calculating Expected Distributions, any premium paid on the Equipment Notes that has not been distributed to the Certificateholders (other than such premium or a portion thereof applied to the payment of interest on the Certificates or the reduction of the Pool Balance) shall be added to the amount of such Expected Distributions.

            "EXPIRY DATE", with respect to any Liquidity Facility, shall have the meaning set forth in such Liquidity Facility.

            "FEE LETTERS" means, collectively, the CNAI Fee Letter and the WestLB Fee Letter and any fee letter entered into between the Subordination Agent, Embraer, Continental and any Replacement Liquidity Provider in respect of a Liquidity Facility.

            "FINAL DRAWING" has the meaning assigned to such term in Section 3.6(i).

            "FINAL LEGAL DISTRIBUTION DATE" means March 1, 2021.

            "FINANCING AGREEMENTS" means each of the Participation Agreements and the Note Purchase Agreement.

            "GUARANTEE AGREEMENT" has the meaning assigned to such term in the preliminary statements to this Agreement.

            "GUARANTOR" has the meaning assigned to such term in the preliminary statements to this Agreement.

            "INDENTURE" means each of the Trust Indentures entered into by the Loan Trustee and the Owner Trustee pursuant to the Note Purchase Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "INDENTURE DEFAULT" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

            "INTEREST DRAWING" has the meaning assigned to such term in Section 3.6(a).

            "INTEREST PAYMENT DATE" means each date on which interest is due and payable under the Liquidity Facilities on a Downgrade Drawing, Non-Extension Drawing, CNAI Special Termination Drawing, WestLB Early Termination Drawing, WestLB Expiration Drawing or Final Drawing thereunder, other than any such date on which interest is due and payable under the Liquidity Facilities only on an Applied Provider Advance (as such term is defined in the Liquidity Facilities).

            "INVESTMENT EARNINGS" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

            "LEASE" means, with respect to each Indenture, the "Lease" referred to therein.

            "LENDING OFFICE" means, with respect to the Liquidity Facility of each initial Liquidity Provider, the lending office of such Liquidity Provider presently located at New York, New York, or such other lending office as such Liquidity Provider from time to time shall notify the Trustee as its lending office under such Liquidity Facility; PROVIDED that no Liquidity Provider shall change its Lending Office to a Lending Office outside the United States of America except in accordance with the applicable Liquidity Facility.

            "LIEN" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

            "LIQUIDITY EVENT OF DEFAULT", with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

            "LIQUIDITY EXPENSES" means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

            "LIQUIDITY FACILITIES" means, collectively, the CNAI Liquidity Facility and the WestLB Liquidity Facility.

            "LIQUIDITY OBLIGATIONS" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities,
Section 9.1 of the Participation Agreements or the Fee Letters.

            "LIQUIDITY PROVIDERS" means WestLB and CNAI, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Liquidity Facility pursuant to Section 3.6(e).

            "LOAN TRUSTEE" means, with respect to any Indenture, the mortgagee thereunder.

            "LP INCUMBENCY CERTIFICATE" has the meaning assigned to such term in
Section 2.5(c).

            "LP REPRESENTATIVES" has the meaning assigned to such term in
Section 2.5(c).

            "MOODY'S" means Moody's Investors Service, Inc.

            "NON-CONTROLLING PARTY" means, at any time, the Trustee and each Liquidity Provider, if such person is not the Controlling Party at such time.

            "NON-EXTENDED FACILITY" has the meaning assigned to such term in
Section 3.6(d).

            "NON-EXTENSION DRAWING" has the meaning assigned to such term in
Section 3.6(d).

            "NON-PERFORMING EQUIPMENT NOTE" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

            "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of the date hereof, among Continental, the Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "OFFICER'S CERTIFICATE" of any Person means a certification signed by a Responsible Officer of such Person.

            "OPERATIVE AGREEMENTS" means this Agreement, the Liquidity Facilities, the Guarantee Agreement, the Underwriting Agreement, the Indentures, the Trust Agreement, the Leases, the Financing Agreements, the Fee Letters, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

            "OUTSTANDING" means, when used with respect to the Certificates, as of the date of determination, all Certificates theretofore authenticated and delivered under the Trust Agreement, except:


                  (i) Certificates theretofore canceled by the Registrar (as defined in the Trust Agreement) or delivered to the Trustee or such Registrar for cancellation;

                  (ii) Certificates for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the Trustee in trust for the holders of the Certificates as provided in Section 4.01 of the Trust Agreement pending distribution of such money to the Certificateholders pursuant to such final distribution payment; and

                  (iii) Certificates in exchange for or in lieu of which other
            Certificates have been authenticated and delivered pursuant to the Trust Agreement;

      PROVIDED, HOWEVER, that in determining whether the holders of the requisite Outstanding amount of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by Continental or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Continental or any of its Affiliates.

            "OVERDUE SCHEDULED PAYMENT" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

            "OWNER PARTICIPANT" means, with respect to any Participation Agreement, the owner participant thereunder.

            "OWNER TRUSTEE" means, with respect to any Indenture, the Owner Trustee (as defined therein) not in its individual capacity but solely as trustee under the related owner trust agreement, together with any successor trustee appointed pursuant to such owner trust agreement.

            "PARTICIPATION AGREEMENT" means, with respect to each Indenture, the "Participation Agreement" referred to therein.

            "PAYEE" has the meaning assigned to such term in Section 2.4(e).

            "PAYING AGENT" means Wilmington Trust Company, as paying agent under the Escrow and Paying Agent Agreement, together with its successors in such capacity.

            "PERFORMING EQUIPMENT NOTE" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); PROVIDED that in the event of a bankruptcy proceeding under Title 11 of the United States Code (the "BANKRUPTCY CODE") in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

            "PERFORMING NOTE DEFICIENCY" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

            "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

            "POOL BALANCE" means, as of any date, (i) the original aggregate face amount of the Certificates LESS (ii) the aggregate amount of all payments made in respect of the Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

            "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

            "PRO RATA PORTION", with respect to any Liquidity Facility or Sub-Account, for any day, means a fraction (expressed as a percentage rounded to a sufficient number of decimal places such that the sum of the Pro Rata Portions shall equal 100.00%), the numerator of which is the Required Amount for such Liquidity Facility or Sub-Account for such day and the denominator of which is the Aggregate Required Amount for such day.

            "PTC EVENT OF DEFAULT" means the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the Certificates on the Final Legal Distribution Date or (ii) interest due on the Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

            "RATING AGENCIES" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's and Standard & Poor's.

            "RATINGS CONFIRMATION" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for the Certificates below the then current rating for the Certificates or (ii) a withdrawal or suspension of the rating of the Certificates.

            "REGULAR DISTRIBUTION DATES" means the 1st day of each month, commencing on August 1, 2004; PROVIDED, HOWEVER, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            "REPLACEMENT LIQUIDITY FACILITY" means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a Person (or Persons) having an unsecured short-term debt rating and a short-term issuer credit rating, as the case may be, issued by both Rating Agencies which are equal to or higher than the Threshold Rating or such other ratings and qualifications as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider). Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of the Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d)(i) hereof.

            "REPLACEMENT LIQUIDITY PROVIDER" means a Person (or Persons) who issues a Replacement Liquidity Facility.

            "REPLACEMENT LIQUIDITY PROVIDER SUB-ACCOUNT" means, with respect to any Cash Collateral Account, a sub-ledger account to such Cash Collateral Account having a designation indicating that it is a Sub-Account with respect to such Replacement Liquidity Provider.

            "REQUIRED AMOUNT" means (i) with respect to the WestLB Liquidity Facility or the WestLB Sub-Account, for any day, the Aggregate Required Amount for such day LESS the amount specified in clause (ii) below for such day and
(ii) with respect to the CNAI Liquidity Facility or CNAI Sub-Account, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate, that would be payable on the Certificates on each of the eighteen successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding seventeen Regular Distribution Dates, in each case calculated on the basis of a Pool Balance equal to the lower of (x) $63,876,911.93 and (y) the Pool Balance on such day and without regard to expected future payments of principal on the Certificates; PROVIDED that, for any date, the Pool Balance for purposes of determining the Aggregate Required Amount or the amount in clause (ii) above (after determining the lower of subclauses (x) and (y) as provided therein), shall, in the event of (A) the disposition of any Aircraft pursuant to the exercise of remedies under an Indenture on or prior to such date, be deemed to be reduced by an amount equal to the outstanding principal amount of the Equipment Note secured by such Aircraft that remains unpaid after giving effect to the application under such Indenture of proceeds from the disposition of such Aircraft and any amounts otherwise received from Continental in connection with such disposition at or prior to the time of such disposition or (B) the sale of any Equipment Note pursuant to the Intercreditor Agreement on or prior to such date, be deemed to be reduced by an amount equal to the excess of (x) the outstanding amount of principal as of the date of sale of such Equipment Note over (y) the excess of
(A) the net purchase price received with respect to the sale of such Equipment Note over (B) the outstanding amount of interest accrued and payable under such Equipment Note as of the date of sale of such Equipment Note.

            "RESERVE ACCOUNT" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 from which the Subordination Agent shall make withdrawals to fund the Appraisals in accordance with Section
4.1 hereof.

            "RESERVE AMOUNT" means $75,000.

            "RESPONSIBLE OFFICER" means (i) with respect to the Subordination Agent and the Trustee, any officer in the corporate trust administration department of the Subordination Agent or the Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, and (ii) with respect to each Liquidity Provider, any authorized officer of such Liquidity Provider.

            "SCHEDULED PAYMENT" means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an

Overdue Scheduled Payment) due from the obligor thereon, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both, or (ii) any payment of interest on the Certificates with funds drawn under any Liquidity Facility or any Sub-Account of the Cash Collateral Account; PROVIDED that any payment of principal of, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

            "SCHEDULED PAYMENT DATE" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

            "SECTION 2.4(B) FRACTION" has the meaning assigned to such term in
Section 2.4(b).

            "SPECIAL DISTRIBUTION DATE" means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement.

            "SPECIAL PAYMENT" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture).

            "SPECIAL PAYMENTS ACCOUNT" means the Eligible Deposit Account created pursuant to Section 2.2 as a sub-account to the Collection Account.

            "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "STATED AMOUNT" means, with respect to any Liquidity Facility, the Maximum Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider thereunder.

            "STATED EXPIRATION DATE" has the meaning specified in Section 3.6(d)(i).

            "STATED INTEREST RATE" means 9.558% per annum.

            "SUB-ACCOUNT" means, collectively, the CNAI Sub-Account, the WestLB Sub-Account and any Replacement Liquidity Provider Sub-Account.

            "SUBORDINATION AGENT" has the meaning assigned to it in the preliminary statements to this Agreement.

            "SUBORDINATION AGENT INCUMBENCY CERTIFICATE" has the meaning assigned to such term in Section 2.5(a).

            "SUBORDINATION AGENT REPRESENTATIVES" has the meaning assigned to such term in Section 2.5(a).

            "SUBSTITUTE AIRCRAFT" has the meaning set forth in the Note Purchase Agreement.

            "TAX" and "TAXES" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges.

            "TERMINATION NOTICE" with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

            "THRESHOLD RATING" means the short-term unsecured debt rating of P-1 by Moody's and short-term issuer credit rating of A-1 by Standard & Poor's; provided that so long as CNAI is the Liquidity Provider for any Liquidity Facility, the Threshold Rating shall apply to the Guarantor in the case of such Liquidity Facility.

            "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            "TRIGGERING EVENT" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default, (y) the Acceleration of all of the outstanding Equipment Notes (PROVIDED that, with respect to the period prior to the Delivery Period Expiry Date, the aggregate principal balance of such Equipment Notes is in excess of $108,000,000) or (z) the occurrence of a Continental Bankruptcy Event.

            "TRIGGERING EVENT DISTRIBUTIONS" means, on any Current Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on the Certificates (excluding interest, if any, payable with respect to the Deposits) and (y) the Pool Balance as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates) (less the amount of the Deposits as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Closing Date) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating the Triggering Event Distributions, any premium paid on the Equipment Notes that has not been distributed to the Certificateholders (other than such premium or a portion thereof applied to the payment of interest on the Certificates or the reduction of the Pool Balance) shall be added to the amount of the Triggering Event Distributions.

            "TRUST" means the Continental Airlines Pass Through Trust 2004-ERJ1 created and administered pursuant to the Trust Agreement.

            "TRUST ACCOUNTS" has the meaning assigned to such term in Section 2.2(a).

            "TRUST AGREEMENT" means the Basic Agreement, as supplemented by the Trust Supplement No. 2004-ERJ1 thereto, dated the date hereof, governing the creation and administration of the Pass Through Trust 2004-ERJ1 and the issuance of the Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "TRUSTEE" means WTC, not in its individual capacity except as expressly set forth in the Trust Agreement, but solely as trustee under the Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "TRUSTEE INCUMBENCY CERTIFICATE" has the meaning assigned to such term in Section 2.5(b).

            "TRUSTEE REPRESENTATIVES" has the meaning assigned to such term in
Section 2.5(b).

            "TRUST INDENTURE ESTATE" with respect to any Indenture, has the meaning assigned to such term in such Indenture.

            "TRUST PROPERTY" has the meaning set forth in the Trust Agreement.

            "UNAPPLIED PROVIDER ADVANCE", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

            "UNDERWRITERS" means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

            "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated June 18, 2004 among the Underwriters, the Depositary, Embraer and Continental, relating to the purchase of the Certificates by the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "WESTLB" has the meaning assigned to such term in the recital of parties to this Agreement.

            "WESTLB EARLY TERMINATED FACILITY" has the meaning assigned to such term in Section 3.6(d)(ii).

            "WESTLB EARLY TERMINATION DRAWING" has the meaning assigned to such term in Section 3.6(d)(ii)

            "WESTLB EARLY TERMINATION DATE" means the date specified in a WestLB Early Termination Notice delivered by a Liquidity Provider to the Subordination

Agent in accordance with Section 3.6(d)(ii), which date shall not be earlier than the 25th day following the receipt by the Subordination Agent of such WestLB Early Termination Notice.

            "WESTLB EARLY TERMINATION NOTICE" has the meaning assigned to such term in Section 3.6(d)(ii).

            "WESTLB EARLY TERMINATION NOTICE PERIOD" has the meaning assigned to such term in Section 3.6(d)(ii).

            "WESTLB EXPIRED FACILITY" has the meaning assigned to such term in
Section 3.6(l).

            "WESTLB EXPIRATION DRAWING" has the meaning assigned to such term in
Section 3.6(l).

            "WESTLB FEE LETTER" means the Fee Letter dated the date hereof among WestLB, Embraer, Continental and the Subordination Agent with respect to the initial WestLB Liquidity Facility.

            "WESTLB LIQUIDITY FACILITY" means, initially, the Revolving Credit Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Trust, and WestLB, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "WESTLB SUB-ACCOUNT" means, with respect to the Cash Collateral Account, a sub-ledger account to such Cash Collateral Account designated "WestLB Sub-Account".

            "WRITTEN NOTICE" means, from the Subordination Agent, the Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

            "WTC" has the meaning assigned to such term in the recital of parties to this Agreement.


                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

            SECTION 2.1 AGREEMENT TO TERMS OF SUBORDINATION; PAYMENTS FROM MONIES RECEIVED ONLY. (a) The Trustee hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of the Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, the Trustee hereby agrees to cause the Equipment Notes purchased by the Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for the Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

            (b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or payments under Section 9.1 of the Participation Agreements or payments under Section 6 of the Note Purchase Agreement, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. The Trustee and the Subordination Agent hereby agree and, as provided in the Trust Agreement, each Certificateholder, by its acceptance of a Certificate, and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, have agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and to the relevant Deposits and that none of the Owner Trustees, Loan Trustees, Owner Participants nor the Trustee or the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, the Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustee) as expressly provided in the Trust Agreement or (in the case of the Owner Trustees and the Loan Trustees) as expressly provided in any Operative Agreement.

            SECTION 2.2 TRUST ACCOUNTS. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee, the Certificateholders and the Liquidity Providers, (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee, the Certificateholders and the Liquidity Providers and (iii) the Reserve Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee, the Liquidity Providers and the Certificateholders. The Subordination Agent shall establish and maintain the Cash Collateral Account (consisting of the CNAI Sub-Account, the WestLB Sub-Account and any Replacement Liquidity Provider Sub-Account related thereto) pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Collateral Account shall, together with the Collection Account, constitute the "TRUST ACCOUNTS" hereunder.

            (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 30 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section
2.4 hereof, as the case may be, next following the date of such investment; PROVIDED, HOWEVER, that following the making of a Downgrade Drawing, a Non-Extension Drawing, a CNAI Special Termination Drawing, a WestLB Early

Termination Drawing or a WestLB Expiration Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts in the Sub-Account related to such Liquidity Facility in Eligible Investments at the direction of Continental (or, if and to the extent so specified to the Subordination Agent by Continental, the Liquidity Provider with respect to such Liquidity Facility); PROVIDED FURTHER, HOWEVER, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Account, Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

            (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided in Section 3.4(b) with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustee, the Certificateholders and the Liquidity Providers, as the case may be. If, at any time, any of the Trust Accounts or the Reserve Account ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, for which a Ratings Confirmation shall have been obtained) establish a new Collection Account, Special Payments Account, Reserve Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account, Reserve Account or Cash Collateral Account, as the case may be. So long as WTC is an Eligible Institution, the Trust Accounts and the Reserve Account shall be maintained with it as Eligible Deposit Accounts.

            (d) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account. The Reserve Account shall be used by the Subordination Agent solely to fund the Appraisals when required to be obtained pursuant to Section 4.1 hereof.

            SECTION 2.3 DEPOSITS TO THE COLLECTION ACCOUNT AND SPECIAL PAYMENTS ACCOUNT. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it.

            (b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

            SECTION 2.4 DISTRIBUTIONS OF SPECIAL PAYMENTS. (a) NOTICE OF SPECIAL PAYMENT. Except as provided in Section 2.4(e) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to the Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to the Trustee a Written Notice of such amount. Such Written Notice shall also set the distribution date for such Special Payment (a "SPECIAL DISTRIBUTION DATE"), which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) hereof, as applicable.

            (b) REDEMPTIONS AND PURCHASES OF EQUIPMENT NOTES. (i) So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption, purchase (including, without limitation, a purchase resulting from a sale of the Equipment Notes permitted by Article IV hereof) or prepayment of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

            FIRST, such amount as shall be required to pay (A) all accrued and unpaid Liquidity Expenses then in arrears PLUS (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses not in arrears to such Special Distribution Date MULTIPLIED BY (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes (the "SECTION 2.4(B) FRACTION"), shall be distributed to the Liquidity Providers pro rata on the basis of the amount of the Liquidity Expenses owed to each Liquidity Provider;

            SECOND, such amount as shall be required to pay (i) (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations PLUS (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Distribution Date (at the rate provided in the Liquidity Facilities) MULTIPLIED BY (y) the Section 2.4(b) Fraction and (ii) if a CNAI Special Termination Drawing has been made under the CNAI Liquidity Facility and has not been converted into a Final Advance, the outstanding amount of such CNAI Special Termination Drawing, shall be distributed to the Liquidity Providers pro rata on the basis of the amount of such Liquidity Obligations owed to each Liquidity Provider;

            THIRD, such amount as shall be required (A) if any Sub-Account of any Cash Collateral Account had been previously funded as provided in
      Section 3.6(f), to fund such Sub-Account up to its Required Amount shall be deposited in such Sub-Account, (B) if any Liquidity Facility shall become a Downgraded Facility, a Non-Extended Facility, a WestLB Early Terminated Facility or a WestLB Expired Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to fund the related Sub-Account of the Cash Collateral Account up to an amount equal to such Sub-Account's Required Amount shall be deposited in such Sub-Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" are applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility an amount equal to the amount of any unreimbursed Interest Drawings under such Liquidity Facility shall be distributed to such Liquidity Provider, pro rata on the basis of the amounts of such deficiencies in respect of each Sub-Account and unreimbursed Interest Drawings in respect of each Liquidity Provider;

            FOURTH, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) such Liquidity Facility's Required Amount, pro rata on the basis of such amounts in respect of each Liquidity Provider;

            FIFTH, such amount as shall be required to pay in full Expected Distributions to the holders of the Certificates on such Special Distribution Date shall be distributed to the Trustee; and

            SIXTH, the balance, if any, of such Special Payment shall be transferred to the Collection Account for distribution in accordance with
      Section 3.2 hereof.

For the purposes of this Section 2.4(b)(i), clause (x) of the definition of "Expected Distributions" shall be deemed to read as follows: "(x) accrued, due and unpaid interest on the Certificates together with (without duplication) accrued and unpaid interest on a portion of the Certificates equal to the outstanding principal amount of the Equipment Notes held in the Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to the Deposits".

            (ii) Upon the occurrence of a Triggering Event (whether or not continuing), the Subordination Agent shall make distributions pursuant to this
Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption or purchase of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in accordance with Section 3.3 hereof.

            (c) OTHER SPECIAL PAYMENTS. Except as provided in clause (e) below, any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.4(b) shall be distributed on the Special Distribution Date therefor in accordance with Article III hereof.

            (d) INVESTMENT OF AMOUNTS IN SPECIAL PAYMENTS ACCOUNT. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4(b) or (c) shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b) or (c), as the case may be.

            (e) CERTAIN PAYMENTS. Except for amounts constituting Liquidity Obligations which shall be distributed as provided in Section 2.4(b), 3.2 or 3.3 (as the case may be), the Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment received by it from the Owner Participant, the Owner Trustee or Continental in respect of the Trustee, any Liquidity Provider, the Guarantor, the Paying Agent, the Depositary or the Escrow Agent (collectively, the "PAYEES") and (ii) any compensation received by it from the Owner Participant, the Owner Trustee or Continental under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

            SECTION 2.5 DESIGNATED REPRESENTATIVES. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to the Liquidity Providers and the Trustee, and from time to time thereafter may furnish to the Liquidity Providers and the Trustee, at the Subordination Agent's discretion, or upon any Liquidity Provider's or Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "SUBORDINATION AGENT INCUMBENCY CERTIFICATE") of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "SUBORDINATION AGENT REPRESENTATIVES") authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each of the Liquidity Providers and the Trustee receive a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

            (b) With the delivery of this Agreement, the Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at the Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "TRUSTEE INCUMBENCY CERTIFICATE") of a Responsible Officer of the Trustee certifying as to the incumbency and specimen signatures of the officers of the Trustee and the attorney-in-fact and agents of the Trustee (the "TRUSTEE REPRESENTATIVES") authorized to give Written Notices on behalf of the Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

            (c) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (an "LP INCUMBENCY CERTIFICATE") of any Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (the "LP REPRESENTATIVES" and, together with the Subordination Agent Representatives and the Trustee Representatives, the "DESIGNATED REPRESENTATIVES") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate, it shall be entitled to rely on the last LP Incumbency Certificate delivered to it hereunder.

            SECTION 2.6 CONTROLLING PARTY. (a) The Trustee and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed (i) in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (PROVIDED that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustee (with respect to the Equipment Notes issued under such Indenture and held as Trust Property of the Trust) constituting, in the aggregate, directions with respect to at least a majority of outstanding principal amount of Equipment Notes), and (ii) after the occurrence and during the continuance of an Indenture Default thereunder (which has not been cured by the applicable Owner Trustee or the applicable Owner Participant, if applicable, pursuant to Section 4.03 of such Indenture), in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

            (b) The Person who shall be the "CONTROLLING PARTY" with respect to any Indenture upon the occurrence of an Indenture Default thereunder shall be the Trustee. For purposes of giving effect to the rights of the Controlling Party, the Trustee shall irrevocably agree, and the Certificateholders will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustee and all Certificateholders.

            The Subordination Agent shall give Written Notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; PROVIDED, HOWEVER, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

            (c) Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (i) the date on which the entire Available Amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, a Non-Extension Drawing, a WestLB Early Termination Drawing, a WestLB Expiration Drawing or a CNAI Special Termination Drawing) and remain unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing,

Non-Extension Drawing, WestLB Early Termination Drawing, WestLB Expiration Drawing or CNAI Special Termination Drawing shall have become and remain "Applied Downgrade Advances", "Applied Non-Extension Advances", "Applied WestLB Early Termination Advances", Applied WestLB Expiration Advances" or "Applied CNAI Special Termination Advances", as the case may be, under and as defined in applicable Liquidity Facility and (iii) the date on which all Equipment Notes shall have been Accelerated (PROVIDED that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance of in excess of $108,000,000), the Liquidity Provider with the highest aggregate amount of Liquidity Obligations owed to it (so long as such Liquidity Provider has not defaulted in its obligation to make any Drawing under its Liquidity Facility) shall have the right to elect, by Written Notice to the Subordination Agent and the Trustee, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such 18-month period.

            (d) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

                                   ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                                AMOUNTS RECEIVED

            SECTION 3.1 WRITTEN NOTICE OF DISTRIBUTION. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Regular Distribution Date (or Special Distribution Date for purposes of Section 2.4(b) hereof, as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

            (i) With respect to the Certificates, the Trustee shall separately set forth the amounts to be paid in accordance with clause "FIFTH" of
      Section 3.2 or 2.4(b)(i), as the case may be, hereof;

            (ii) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "FIRST", "SECOND", "THIRD" and "FOURTH" of Section 3.2 or 2.4(b)(i), as the case may be, hereof; and

            (iii) The Trustee shall set forth the amounts to be paid in accordance with clause "SIXTH" of Section 3.2 hereof.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

            (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

            (i) With respect to the Certificates, the Trustee shall separately set forth the amounts to be paid in accordance with clause "FIRST" (to reimburse payments made by such Trustee or the Certificateholders, as the case may be, pursuant to subclause (ii) or (iii) of clause "FIRST" of
      Section 3.3 hereof), clause "SIXTH" (to reimburse payments made by the Certificateholders pursuant to subclause (iii) of clause "SIXTH" of
      Section 3.3 hereof) and clause "SEVENTH" of Section 3.3 hereof;

            (ii) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause (iii) of clause "FIRST" of Section 3.3 hereof and clauses "SECOND", "THIRD", "FOURTH" and "FIFTH" of Section 3.3 hereof; and

            (iii) The Trustee shall set forth the amounts to be paid in accordance with clause "SIXTH" of Section 3.3 hereof.

            (c) At such time as the Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of the Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2 or 3.3 hereof, as applicable, and, in the case of a Liquidity Provider, its commitment under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

            (d) As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by the Trustee or any Liquidity Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

            (e) Any Written Notice delivered by the Trustee or a Liquidity Provider, as applicable, pursuant to Section 3.1(a), 3.1(b) or 3.1(c) hereof, if made prior to 10:00 A.M. (New York City time) on any Business Day shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day which is not a Business Day shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; PROVIDED, HOWEVER, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

            (f) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 2.4(b), 3.2 or 3.3 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the

Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "FIRST" through "SIXTH" of Section 2.4(b), clauses "FIRST" through "SEVENTH" of
Section 3.2 and clauses "FIRST" through "EIGHTH" of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

            (g) On such dates (but not more frequently than monthly) as any Liquidity Provider or the Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof.

            SECTION 3.2 DISTRIBUTION OF AMOUNTS ON DEPOSIT IN THE COLLECTION ACCOUNT. Except as otherwise provided in Sections 2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(c), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

            FIRST, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pro rata on the basis of the amount of the Liquidity Expenses owed to each Liquidity Provider;

            SECOND, such amount as shall be required to pay in full (i) the aggregate amount of interest accrued on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) and unpaid and (ii) if a CNAI Special Termination Drawing has been made under the CNAI Liquidity Facility and has not been converted into a Final Advance, the outstanding amount of such CNAI Special Termination Drawing, shall be distributed to the Liquidity Providers pro rata on the basis of the amount of such Liquidity Obligations owed to each Liquidity Provider;

            THIRD, such amount as shall be required (A) if any Sub-Account of the Cash Collateral Account had been previously funded as provided in
      Section 3.6(f), to fund the Sub-Account up to its Required Amount shall be deposited in such Sub-Account, (B) if any Liquidity Facility shall become a Downgraded Facility, a Non-Extended Facility, a WestLB Early Terminated Facility or a WestLB Expired Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to fund the related Sub-Account of the Cash Collateral Account up to an amount equal to such Sub-Account's Required Amount shall be deposited in such Sub-Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility

      (other than amounts payable pursuant to clause "first" or "second" of this Section 3.2) shall be distributed to such Liquidity Provider pro rata on the basis of the amounts of such deficiencies in respect of each Sub-Account and unreimbursed Liquidity Obligations in respect of each Liquidity Provider;

            FOURTH, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) such Liquidity Facility's Required Amount, pro rata on the basis of such amounts in respect of each Liquidity Provider;

            FIFTH, such amount as shall be required to pay in full Expected Distributions to the holders of the Certificates on such Distribution Date shall be distributed to the Trustee;

            SIXTH, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and the Trustee pursuant to the terms of this Agreement and the Trust Agreement, as the case may be, shall be distributed to the Subordination Agent and the Trustee; and

            SEVENTH, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

            SECTION 3.3 DISTRIBUTION OF AMOUNTS ON DEPOSIT FOLLOWING A TRIGGERING EVENT. Except as otherwise provided in Sections 3.1(f) and 3.6(b) hereof, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

            FIRST, such amount as shall be required (A) to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or Trust Indenture Estate, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) the Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the Trust Agreement (to the extent not previously reimbursed), shall be distributed to the Trustee, and (iii) any Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or the Trustee in respect of amounts described in clause (i) above, shall be distributed to such Liquidity Provider or to the Trustee for the account of such Certificateholder and (B) if the Subordination Agent shall have requested the initial Appraisals and only so long as a Triggering Event shall be continuing, to fund or replenish the Reserve Account up to the Reserve Amount, but in no event (other than the initial funding of the Reserve Account) more than $25,000 in the aggregate during any calendar year, shall be distributed to the Subordination Agent for deposit in the Reserve Account, in each such case, pro rata on the basis of all amounts described in clauses (A)(i), (A)(ii), (A)(iii) and (B) above;

            SECOND, such amount remaining as shall be required to pay all accrued and unpaid Liquidity Expenses shall be distributed to each Liquidity Provider pro rata on the basis of the amount of the Liquidity Expenses owed to each Liquidity Provider;

            THIRD, such amount remaining as shall be required to pay (i) accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities and (ii) if a CNAI Special Termination Drawing has been made under the CNAI Liquidity Facility and has not been converted into a Final Advance, the outstanding amount of such CNAI Special Termination Drawing, shall be distributed to each Liquidity Provider pro rata on the basis of the amount of such accrued and unpaid Liquidity Obligations owed to each Liquidity Provider;

            FOURTH, such amount remaining as shall be required (A) if any Sub-Account of the Cash Collateral Account had been previously funded as provided in Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to the relevant Liquidity Facility, to fund such Sub-Account up to its Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) above is applicable) shall be deposited in such Sub-Account, (B) if any Liquidity Facility shall become a Downgraded Facility, a Non-Extended Facility, a WestLB Early Terminated Facility or a WestLB Expired Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to the related Liquidity Facility, to fund the related Sub-Account of the Cash Collateral Account up to an amount equal to such Sub-Account's Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (B)(i) above is applicable) shall be deposited in such Sub-Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "fourth" are applicable, to pay in full the outstanding amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause "SECOND" or "THIRD" of this Section 3.3) shall be distributed to such Liquidity Provider, pro rata on the basis of the amounts of such deficiencies in respect of each Sub-Account and unreimbursed Liquidity Obligations in respect of each Liquidity Provider;

            FIFTH, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "FOURTH" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) such Liquidity Facility's Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) or (B)(i), as the case may be, of clause "FOURTH" above is applicable), pro rata on the basis of such amounts in respect of each Liquidity Provider;

            SIXTH, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) the Trustee for any Tax (other than Taxes imposed on compensation paid under the Trust Agreement), expense, fee, charge, loss or any other amount payable to the Trustee under the Trust Agreement (to the extent not previously reimbursed), shall be distributed to the Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause
      (i) above, shall be distributed to the Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iii) above;

            SEVENTH, such amount remaining as shall be required to pay in full Triggering Event Distributions on the Certificates shall be distributed to the Trustee; and

            EIGHTH, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

            SECTION 3.4 OTHER PAYMENTS. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.3 hereof and (ii) to the extent received or realized at any time after the Triggering Event Distributions have been made in full, in the manner provided in clause "first" of Section 3.3 hereof.

            (b) Notwithstanding the priority of payments specified in Sections 2.4(b)(i), 3.2 and 3.3, in the event any Investment Earnings on amounts on deposit in the Cash Collateral Account resulting from an Unapplied Provider Advance are deposited in the Collection Account or the Special Payments Account, such Investment Earnings shall be used to pay interest payable in respect of such Unapplied Provider Advance to the extent of such Investment Earnings.

            (c) Except as otherwise provided in Section 3.3 hereof, if the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; PROVIDED that, for the purposes of this Section 3.4(c) only, each reference in clause "SIXTH" of Section 3.2 to "Distribution Date" shall be deemed to mean the actual date of payment of such Scheduled Payment and each reference in clause "FIFTH" of Section 3.2 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

            SECTION 3.5 PAYMENTS TO THE TRUSTEE AND THE LIQUIDITY Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the address such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider at the time of such transfer. Any amounts distributed hereunder by the

Subordination Agent to the Trustee, if the Trustee shall not be the same institution as the Subordination Agent, shall be paid to the Trustee by wire transfer of funds at the address the Trustee shall provide to the Subordination Agent.

            SECTION 3.6 LIQUIDITY FACILITIES. (a) INTEREST DRAWINGS. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Certificates (at the Stated Interest Rate), then, prior to 1:00 p.m. (New York City time) on such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an "INTEREST DRAWING") under each Liquidity Facility in an amount equal to the lesser of (i) Pro Rata Portion with respect to such Liquidity Facility of an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate) and (ii) the Available Amount under such Liquidity Facility, and shall pay such amount to the Trustee in payment of such accrued interest.

            (b) APPLICATION OF INTEREST DRAWINGS. Notwithstanding anything to the contrary contained in this Agreement, all payments received by the Subordination Agent in respect of an Interest Drawing under the Liquidity Facilities and all amounts withdrawn by the Subordination Agent from the Cash Collateral Account, and payable in each case to the Certificateholders or the Trustee, shall be promptly distributed to the Trustee.

            (c) DOWNGRADE DRAWINGS. (i) With respect to each Liquidity Facility, a Downgrade Drawing shall be requested by the Subordination Agent thereunder as provided in Section 3.6(c)(iii), if at any time, a Downgrade Event shall have occurred with respect to such Liquidity Facility (a "DOWNGRADED FACILITY"), unless an event described in Section 3.6(c)(ii) occurs with respect to such Liquidity Facility.

            (ii) If at any time any Liquidity Facility becomes a Downgraded Facility, the Subordination Agent shall request a Downgrade Drawing thereunder in accordance with Section 3.6(c)(iii), unless such Liquidity Provider or Continental arranges for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent within 10 days after receiving notice of a Downgrade Event (but not later than the expiration date of such Downgraded Facility).

            (iii) Upon the occurrence of any Downgrade Event with respect to any Liquidity Facility, unless any event described in Section 3.6(c)(ii) occurs with respect thereto, the Subordination Agent shall, on the 10th day referred to in
Section 3.6(c)(ii) (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of the Downgraded Facility), request a drawing in accordance with and to the extent permitted by the Downgraded Facility (such drawing, a "DOWNGRADE DRAWING") of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. Any Liquidity Provider whose Liquidity Facility has become a Downgraded Facility subject to a Downgrade Event may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

            (d)(i) NON-EXTENSION DRAWINGS. If any Liquidity Facility, other than the initial WestLB Liquidity Facility, is scheduled to expire on a date (the "STATED EXPIRATION DATE") prior to the date that is 15 days after the Final Legal Distribution Date, then, no earlier than the 60th day and no later than the 40th day prior to the applicable Stated Expiration Date then in effect, the Subordination Agent shall request that the relevant Liquidity Provider extend the Stated Expiration Date until the earlier of (i) the date which is 15 days after such Final Legal Distribution Date and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the applicable Consent Period (unless the obligations of such Liquidity Provider under such Liquidity Facility are earlier terminated in accordance with such Liquidity Facility). Whether or not such Liquidity Provider has received a request from the Subordination Agent, such Liquidity Provider shall advise the Subordination Agent, no earlier than the 40th day (or, if earlier, the date of such Liquidity Provider's receipt of such request, if any, from the Subordination Agent) and no later than the 25th day prior to the Stated Expiration Date then in effect for such Liquidity Facility (such period, the "CONSENT PERIOD"), whether, in its sole discretion, it agrees to extend such Stated Expiration Date. If (A) on or before the date on which such Consent Period ends, such Liquidity Facility shall not have been replaced in accordance with Section 3.6(e) and (B) such Liquidity Provider fails irrevocably and unconditionally to advise the Borrower on or before the date on which such Consent Period ends that such Stated Expiration Date then in effect shall be so extended, the Subordination Agent shall, on the date on which such Consent Period ends (or as soon as possible thereafter), in accordance with the terms of such expiring Liquidity Facility (a "NON-EXTENDED FACILITY"), request a drawing under such expiring Liquidity Facility (such drawing, a "NON-EXTENSION DRAWING") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with
Section 3.6(f) hereof. If any amounts shall be drawn pursuant to a Non-Extension Drawing and, within 30 days thereafter, the related Liquidity Provider shall not have been replaced, then at any time following the 30th day after such Non-Extension Drawing, such Liquidity Provider may, by written notice to the Subordination Agent, agree to reinstate its Liquidity Facility on the terms of its existing Liquidity Facility for a period ending on the 364th day after the end of the Consent Period; PROVIDED, HOWEVER, that in such event such Liquidity Provider shall reimburse the Subordination Agent and Continental for any costs actually incurred by or on behalf of the Subordination Agent or Continental, as the case may be, in drawing pursuant to the Non-Extension Drawing and funding the related Sub-Account of the Cash Collateral Account or otherwise in connection with the Non-Extension Drawing.

            (ii) WESTLB EARLY TERMINATION DRAWINGS. WestLB shall have the right in its sole discretion to terminate the WestLB Liquidity Facility at any time during the period from the 40th day to and including the 25th day prior to each anniversary of the Closing Date (the "WESTLB EARLY TERMINATION NOTICE PERIOD") upon not less than 25 days' written notice (the "WESTLB EARLY TERMINATION NOTICE") to the Subordination Agent. If WestLB delivers a WestLB Early Termination Notice to the Subordination Agent during the WestLB Early Termination Notice Period (and, in each case, if WestLB shall not have been replaced in accordance with Section 3.6(e) on or before the expiry of the WestLB Early Termination Notice Period), the Subordination Agent shall as soon as possible after receipt of such WestLB Early Termination Notice but prior to the WestLB Early Termination Date, in accordance with and to the extent permitted by the terms of the terminating WestLB Liquidity Facility (an "WESTLB EARLY

TERMINATED FACILITY"), request a drawing under the WestLB Early Terminated Facility of all available and undrawn amounts thereunder (such drawing, a "WESTLB EARLY TERMINATION DRAWING"). Amounts drawn pursuant to a WestLB Early Termination Drawing shall be maintained and invested in accordance with Section 3.6(f).

            (e) ISSUANCE OF REPLACEMENT LIQUIDITY FACILITY. (i) At any time, Continental may, at its option, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility (including any Replacement Liquidity Facility provided pursuant to Section 3.6(e)(ii) hereof). If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing, Non-Extension Drawing, WestLB Early Termination Drawing, WestLB Expiration Drawing or CNAI Special Termination Drawing has been made, all funds on deposit in the relevant Sub-Account of the Cash Collateral Account will be returned to the Liquidity Provider being replaced.

            (ii)(A) If a Liquidity Provider (other than WestLB) shall determine not to extend its Liquidity Facility in accordance with Section 3.6(d)(i), then such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date. In addition, at any time after a Non-Extension Drawing has been made under such Liquidity Facility, such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility; PROVIDED, HOWEVER, that if such Liquidity Provider has extended the Stated Expiration Date as described above, it shall not have the right to replace such Liquidity Facility prior to the first anniversary of the Closing Date.

            (B) If WestLB shall terminate its Liquidity Facility early in accordance with Section 3.6(d)(ii), then WestLB may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility prior to the WestLB Early Termination Date.

            (iii) No Replacement Liquidity Facility arranged by Continental or a Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to
Section 3.6(c), respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Agreements, unless and until (A) each of the conditions referred to in sub clauses (iv)(x) and (z) below shall have been satisfied, (B) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility and (C) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under
Section 3.6(e)(ii) or pursuant to Section 3.6(c), such Replacement Liquidity Facility is acceptable to Continental.

            (iv) In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of any rating then in effect for the Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.6(c) hereof), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the relevant Sub-Account of the Cash Collateral Account as described in clause (iii) of Section 3.6(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

            (v) Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.6(e) with respect to a Replacement Liquidity Facility, (w) the replaced Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by Continental or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) such Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

            (f) CASH COLLATERAL ACCOUNT; WITHDRAWALS; INVESTMENTS. In the event the Subordination Agent shall draw all available amounts under any Liquidity Facility pursuant to Section 3.6(c), 3.6(d), 3.6(i), 3.6(k) or 3.6(l) hereof, or in the event amounts are to be deposited in a Sub-Account of the Cash Collateral Account pursuant to subclause (A) or (B) of clause "THIRD" of Section 2.4(b)(i), subclause (A) or (B) of clause "THIRD" of Section 3.2 or subclause
(A) or (B) of clause "FOURTH" of Section 3.3, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the relevant Sub-Account of the Cash Collateral Account. All amounts on deposit in any such Sub-Account of the Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof. On each Interest Payment Date (or, in the case of any Special Distribution Date with respect to a distribution pursuant to Section 2.4(b) hereof occurring prior to the occurrence of a Triggering Event, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Sub-Account of the Cash Collateral Account (or, in the case of any Special Distribution Date with respect to a distribution pursuant to Section 2.4(b) hereof occurring prior to the occurrence of a Triggering Event, a fraction of such Investment Earnings equal to the Section 2.4(b) Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date with respect to a distribution pursuant to Section 2.4(b) hereof occurring prior to the occurrence of a Triggering Event, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 2.4, 3.2, 3.3 or 3.4 (as applicable). The Subordination Agent shall deliver a written statement to Continental and each relevant Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the aggregate amount of Investment Earnings held in the applicable Sub-Account of the Cash Collateral Account as of such date. In addition, from and after the date funds are so deposited with respect to any Liquidity Facility, the Subordination Agent shall make withdrawals from such account as follows:

            (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Certificates (at the Stated Interest Rate) from any other source, withdraw from the Sub-Account of the Cash Collateral Account with respect to such Liquidity Facility, and pay to the Trustee, an amount equal to the lesser of (x) the Pro Rata Portion with respect to such Sub-Account of an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate) on the Certificates and (y) the amount on deposit in such Sub-Account;

            (ii) on each date on which the Pool Balance of the Trust shall have been reduced by payments made to the Certificateholders pursuant to
      Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement or deemed reduced pursuant to the proviso in the definition of "Required Amount", the Subordination Agent shall withdraw from such Sub-Account of the Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction or deemed reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in such Sub-Account resulting from a prior withdrawal of amounts on deposit in such Sub-Account on such date) and any transfer of Investment Earnings from such Sub-Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the relevant Liquidity Facility) plus Investment Earnings on deposit in such Sub-Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in such Sub-Account and shall FIRST, pay such withdrawn amount to the relevant Liquidity Provider until the Liquidity Obligations owing to such Liquidity Provider shall have been paid in full, and SECOND, deposit any remaining withdrawn amount in the Collection Account;

            (iii) if a Replacement Liquidity Facility for the Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into such Sub-Account with respect to such Liquidity Facility of the Cash Collateral Account, the Subordination Agent shall withdraw all amounts on deposit in such Sub-Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

            (iv) following the payment of Triggering Event Distributions in full, on the date on which the Subordination Agent shall have been notified by the applicable Liquidity Provider that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in such Sub-Account to the Cash Collateral Account and shall deposit such amount in the Collection Account.

            (g) REINSTATEMENT. With respect to any Interest Drawing under any Liquidity Facility, upon the reimbursement of the applicable Liquidity Provider in full or in part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to such Liquidity Provider but not to exceed the Stated Amount for such Liquidity Facility; PROVIDED, HOWEVER, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing or (y) a Final Drawing, Downgrade Drawing, Non-Extension Drawing, WestLB Early Termination Drawing, WestLB Expiration Drawing or CNAI Special Termination Drawing shall have occurred with respect to such Liquidity Facility. In the event that (i) funds are withdrawn from a Sub-Account pursuant to clause (i), (ii) or (iii) of
      Section 3.6(f) hereof or (ii) a Liquidity Facility shall become a Downgraded Facility, a Non-Extended Facility, a WestLB Early Terminated Facility or a WestLB Expired Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility shall be deposited in the such Sub-Account as and to the extent provided in clause "THIRD" of Section 2.4(b)(i), clause "THIRD" of Section 3.2 or clause "FOURTH" of Section 3.3, as applicable, and applied in accordance with Section 3.6(f) hereof.

            (h) REIMBURSEMENT. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

            (i) FINAL DRAWING. Upon receipt from a Liquidity Provider of a Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a "FINAL DRAWING"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

            (j) REDUCTION OF STATED AMOUNT. On the first Regular Distribution Date, the Stated Amount under each Liquidity Facility shall automatically be reduced to the Required Amount then in effect with respect to such Liquidity Facility. On each date on which the Pool Balance of the Trust shall have been reduced by payments made to the Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement or deemed reduced pursuant to the proviso in the definition of "Required Amount", the Stated Amount under each Liquidity Facility shall automatically be reduced to an amount equal to the Required Amount for such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment).

            (k) CNAI SPECIAL TERMINATION DRAWING. Upon receipt from a Liquidity Provider of a CNAI Special Termination Notice with respect to any

Liquidity Facility, the Subordination Agent shall, not later than the date specified in such CNAI Special Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a "CNAI SPECIAL TERMINATION DRAWING"). Amounts drawn pursuant to a CNAI Special Termination Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

            (l) WESTLB EXPIRATION DRAWING. If on December 1, 2015, the Available Amount under the WestLB Liquidity Facility is greater than zero, the Subordination Agent shall request a drawing under such Liquidity Facility prior to the Expiry Date of such Liquidity Facility of all available and undrawn amounts thereunder (such drawing, a "WESTLB EXPIRATION DRAWING"; such Liquidity Facility, a "WESTLB EXPIRED FACILITY"). Amounts drawn pursuant to a WestLB Expiration Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof.

            (m) RELATION TO SUBORDINATION PROVISIONS. Interest Drawings under the Liquidity Facilities and withdrawals from any Sub-Account of the Cash Collateral Account, in each case, in respect of interest on the Certificates, will be distributed to the Trustee, notwithstanding Sections 2.4, 3.2 and 3.3 hereof.

            (n) ASSIGNMENT OF LIQUIDITY FACILITY. The Subordination Agent agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under the relevant Liquidity Facility or any interest therein, unless (i) Continental shall have consented to such assignment and (ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment; PROVIDED, that the Subordination Agent shall consent to such assignment if the conditions in the foregoing clauses (i) and (ii) are satisfied, and the foregoing is not intended to and shall not be construed to limit the rights of any Liquidity Provider under Section 3.6(e)(ii).

                                   ARTICLE IV

                              EXERCISE OF REMEDIES

            SECTION 4.1 DIRECTIONS FROM THE CONTROLLING PARTY. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. Subject to the Owner Trustees' and the Owner Participants' rights, if any, set forth in the Indentures to purchase the Equipment Notes and the provisions of the next paragraph, if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes, or sell the Aircraft subject to the Lien of such Indenture, in either case, to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

            (ii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to the Aircraft subject to such Indenture.

            (iii) After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain a desktop appraisal from each of three Appraisers setting forth the current market value, current lease rate and immediate or distress sale value (in each case, as defined by the International Society of Transport Aircraft Trading) with respect to all of the Aircraft (the "APPRAISALS") as soon as practicable and thereafter during the continuance of such Triggering Event additional Appraisals on or prior to each six-month anniversary of the date of such initial Appraisals; PROVIDED, that, the Controlling Party shall have the right to obtain or cause to be obtained additional Appraisals (including any Appraisals based upon physical inspection of the Aircraft) at any time.

            (iv) After the Subordination Agent has requested the Appraisers to deliver the initial Appraisals, the Reserve Account will be funded initially up to the Reserve Amount from amounts distributed under clause "first" of Section
3.3 hereof. The Subordination Agent shall have the right to withdraw funds from the Reserve Account to pay for the initial and any subsequent Appraisals. The Reserve Account will subsequently be replenished up to the Reserve Amount pursuant to clause first of Section 3.3 hereof; provided, that, except for the initial funding of the Reserve Account up to the Reserve Amount, no more than $25,000 will be deposited in the Reserve Account in any calendar year and no more than $100,000 shall be on deposit in the Reserve Account at any time. On the first Business Day following the earliest of (w) the first day after the initial funding of the Reserve Account on which no Triggering Event exists, (x) the Final Legal Distribution Date, (y) the date of the disposition of the last Aircraft or the related Equipment Note hereunder, and (z) the date on which payment of the Triggering Event Distributions is made in full, the Subordination Agent shall withdraw all amounts (if any) on deposit in the Reserve Account and deposit such amounts in the Collection Account.

            (b) Following the occurrence and during the continuance of an Indenture Default under any Indenture, the Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of the relevant Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft.

            SECTION 4.2 REMEDIES CUMULATIVE. Each and every right, power and remedy given to the Trustee, the Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

            SECTION 4.3 DISCONTINUANCE OF PROCEEDINGS. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

            SECTION 4.4 RIGHT OF CERTIFICATEHOLDERS TO RECEIVE PAYMENTS NOT TO BE IMPAIRED. Anything in this Agreement to the contrary notwithstanding but subject to the Trust Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments hereunder (including, without limitation, pursuant to Section 2.4, 3.2 or 3.3 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

            SECTION 4.5 UNDERTAKING FOR COSTS. In any Proceeding for the enforcement of any right or remedy under this Agreement or in any Proceeding against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or the Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of the Certificates.

                                    ARTICLE V

                       DUTIES OF THE SUBORDINATION AGENT;
                           AGREEMENTS OF TRUSTEE, ETC.

            SECTION 5.1 NOTICE OF INDENTURE DEFAULT OR TRIGGERING EVENT. (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers and the Trustee notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by the Trustee, one or more Liquidity Providers or one or more Certificateholders.

            (b) OTHER NOTICES. The Subordination Agent will furnish to each Liquidity Provider and the Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

            (c) Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC's books as holding interests in the certificates.

            (d) REPORTS. Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of Continental to make payments on any Equipment Note and on every sixth Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Pass Through Trustee, Liquidity Providers, Rating Agencies and Continental a statement setting forth the following information:

            (i) after a bankruptcy of Continental, with respect to each Aircraft, whether such Aircraft is (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (B) subject to an election by Continental under
 Section 1110(a) of the Bankruptcy Code, (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

            (ii) to the best of the Subordination Agent's knowledge, after requesting such information from Continental, (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the Indentures);

            (iii) the current Pool Balance of the Certificates and outstanding principal amount of all Equipment Notes;

            (iv) the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

            (v) the amounts paid to each person on such Distribution Date pursuant to this Agreement;

            (vi) details of the amounts paid on such Distribution Date identified by reference to the relevant provision of this Agreement and the source of payment (by Aircraft and party);

            (vii) if the Subordination Agent has made a Final Drawing under any Liquidity Facility;

            (viii) the amounts currently owed to each Liquidity Provider;

            (ix) the amounts drawn under each Liquidity Facility; and

            (x) after a bankruptcy of Continental, any operational reports filed by Continental with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

            SECTION 5.2 INDEMNIFICATION. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

            SECTION 5.3 NO DUTIES EXCEPT AS SPECIFIED IN INTERCREDITOR AGREEMENT. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 5.2 or 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

            SECTION 5.4 NOTICE FROM THE LIQUIDITY PROVIDERS AND TRUSTEE. If any Liquidity Provider or the Trustee has notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to the Trustee or the other Liquidity Provider, as the case may be, and to the Subordination Agent, PROVIDED, HOWEVER, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

                                   ARTICLE VI

                             THE SUBORDINATION AGENT

            SECTION 6.1 AUTHORIZATION; ACCEPTANCE OF TRUSTS AND DUTIES. The Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of the Trustee under each Liquidity Facility and authorizes the Subordination Agent to enter into each Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustee hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. WTC hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the handling of funds), (b) as provided in Sections 2.2 or 5.3 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

            SECTION 6.2 ABSENCE OF DUTIES. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

            SECTION 6.3 NO REPRESENTATIONS OR WARRANTIES AS TO DOCUMENTS. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustee and the Liquidity Providers make no representation or warranty hereunder whatsoever.

            SECTION 6.4 NO SEGREGATION OF MONIES; NO INTEREST. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to the Trustee or any Liquidity Provider as provided in Articles II and III hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; PROVIDED, HOWEVER, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.5 RELIANCE; AGENTS; ADVICE OF COUNSEL. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustee the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and the Trustee are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of any of the Liquidity Providers or the Trustee with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.6 CAPACITY IN WHICH ACTING. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

            SECTION 6.7 COMPENSATION. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against the Trustee or any of the Liquidity Providers for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

            SECTION 6.8 MAY BECOME CERTIFICATEHOLDER. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

            SECTION 6.9 SUBORDINATION AGENT REQUIRED; ELIGIBILITY. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in
Section 8.1.

            SECTION 6.10 MONEY TO BE HELD IN TRUST. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.

                                   ARTICLE VII

                     INDEMNIFICATION OF SUBORDINATION AGENT

            SECTION 7.1 SCOPE OF INDEMNIFICATION. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section
9.1 of the Participation Agreements and Section 6 of the Note Purchase Agreement. The indemnities contained in such Sections of such agreements shall survive the termination of this Agreement.

                                  ARTICLE VIII

                          SUCCESSOR SUBORDINATION AGENT

            SECTION 8.1 REPLACEMENT OF SUBORDINATION AGENT; APPOINTMENT OF SUCCESSOR. The Subordination Agent may resign at any time by so notifying the Trustee and the Liquidity Providers. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

            (1) the Subordination Agent fails to comply with Section 6.9 hereof;

            (2) the Subordination Agent is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the
                Subordination Agent or its property; or

            (4) the Subordination Agent otherwise becomes incapable of acting.

            If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor Subordination Agent.

            A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to the Liquidity Providers and the Trustee. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

            If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or the Trustee may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

            If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), the Trustee or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

            Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

            SECTION 9.1 AMENDMENTS, WAIVERS, ETC. (a) This Agreement may not be supplemented, amended or modified without the consent of the Trustee (acting, except in the case of any amendment pursuant to Section 3.6(e)(v)(y) hereof with respect to any Replacement Liquidity Facility or any amendment contemplated by the last sentence of this Section 9.1(a), with the consent of holders of the Certificates evidencing interests in the Trust aggregating not less than a majority in interest in the Trust or as otherwise authorized pursuant to the Trust Agreement), the Subordination Agent and each Liquidity Provider; PROVIDED, HOWEVER, that this Agreement may be supplemented, amended or modified without the consent of the Trustee if such supplement, amendment or modification cures an ambiguity or inconsistency or does not materially adversely affect the Trustee, the Liquidity Providers or the holders of the Certificates; PROVIDED FURTHER, HOWEVER, that, if such supplement, amendment or modification (A) would
(x) directly or indirectly modify or supersede, or otherwise conflict with,
Section 2.2(b), the proviso to the last sentence of Section 3.6(d)(i), Section 3.6(e), Section 3.6(f) (other than the last sentence thereof), Section 3.6(n), the last sentence of this Section 9.1(a), the second sentence of Section 10.6 or this proviso (collectively, the "CONTINENTAL PROVISIONS") or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of Continental with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (B) is made pursuant to the last sentence of this Section 9.1(a), then such supplement, amendment or modification shall not be effective without the additional written consent of Continental. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in the Trust evidenced by the Certificates issued by the Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in the last sentence of this Section 9.1(a), modify Section 2.4, 3.2 or 3.3 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section shall require the consent of the Trustee at any time following the payment of Triggering Event Distributions in full. If any Replacement Liquidity Facility in accordance with Section 3.6(e) hereof is to be comprised of more than one instrument or an instrument other than a revolving credit agreement, in each case, as contemplated by the definition of the term "Replacement Liquidity Facility", then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Liquidity Facilities or for such instrument, as the case may be.

            (b) In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the related Lease, Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to such Equipment Notes from the Trustee and shall vote or consent in accordance with the directions of the Trustee and (ii) if any Indenture Default (which has not been cured by the applicable Owner Trustee or the applicable Owner Participant, if applicable, pursuant to Section 4.03 of such Indenture) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.1 and 4.4 hereof; PROVIDED that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease.

            SECTION 9.2 SUBORDINATION AGENT PROTECTED. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

            SECTION 9.3 EFFECT OF SUPPLEMENTAL AGREEMENTS. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

            SECTION 9.4 NOTICE TO RATING AGENCIES. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.

            Upon the reasonable request of any Rating Agency in writing, the Subordination Agent and Trustee shall provide to such Rating Agency such information available to the Subordination Agent and the Trustee as may be relevant to maintaining such Rating Agency's rating on the Certificates. During the continuance of a Triggering Event or an Indenture Default resulting from a payment default under any Equipment Note, the Subordination Agent and Trustee shall permit each Rating Agency, upon reasonable notice and on a periodic basis, to be provided copies of documents in the possession of the Subordination Agent and Trustee in their respective capacities as such reasonably related to the transactions contemplated by the Operative Agreements and, on a reasonable periodic basis, to meet or confer with officers and employees of the Subordination Agent and Trustee in their respective capacities as such to discuss such transactions, so long as such actions are reasonably related to maintaining such Rating Agency's rating on the Certificates.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1 TERMINATION OF INTERCREDITOR AGREEMENT. Following payment in full of Triggering Event Distributions and the payment in full of all Liquidity Obligations to the Liquidity Providers and PROVIDED that there shall then be no other amounts due to the Certificateholders, the Trustee, the Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreement, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 10.2 INTERCREDITOR AGREEMENT FOR BENEFIT OF THE TRUSTEE, THE LIQUIDITY PROVIDERS AND THE SUBORDINATION AGENT. Subject to the second sentence of Section 10.6 and the provisions of Section 4.4, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

            SECTION 10.3 NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

            (i)   if to the Subordination Agent, addressed to at its office at:

                  WILMINGTON TRUST COMPANY
                  One Rodney Square
                  1100 N. Market Street
                  Wilmington, DE  19890-0001
                  Attention: Corporate Trust Administration
                  Telecopy:  (302) 651-8882

            (ii)  if to the Trustee, addressed to it at its office at:

                  WILMINGTON TRUST COMPANY
                  One Rodney Square
                  1100 N. Market Street
                  Wilmington, DE  19890-0001
                  Attention: Corporate Trust Administration
                  Telecopy:  (302) 651-8882

            (iii) if to CNAI, addressed to it at its office at:

                  Citicorp North America, Inc.

                  2 Penns Way, Suite 200
                  New Castle, DE 19720
                  Reference:  Continental Airlines Pass Through Trust
                  2004-ERJ1
                  Attention: Craig Thorpe
                  Telephone: (302) 894-6058
                  Telecopy: (212) 994-0847

            with a copy to:

                  CITIBANK, N.A. Global Aviation
                  388 Greenwich Street
                  23rd Floor
                  New York, NY 10013
                  Attention:  Gaylord Holmes
                  Telephone:  (212) 816-5138
                  Telecopy:    (212) 816-5705

                  and

                  Citicorp
                  Treasury Department
                  153 East 53rd Street, 6th Floor
                  New York, NY 10043
                  Reference: Continental Airlines Pass Through Trust 2004-ERJ1
                  Attention: Gregory C. Ehlke, Vice President
                  Telephone: (212) 559-0302
                  Telecopy: (212) 793-4776

            (iv)  if to WestLB, addressed to it at its office at:

                  1211 Avenue of the Americas
                  New York, New York 10036
                  Reference: Continental Airlines Pass Through Trust 2004-ERJ1
                  Attention: Brigitte Thieme
                  Telephone: (212) 852-6111
                  Telecopy: (212) 869-7634

            with a copy to:

                  WestLB AG, New York Branch
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Michael Sassos
                  Telephone: (212) 852-5973
                  Telecopy:  (212) 852-6228
                  and

                  WestLB AG, New York Branch
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Jesus Sang
                  Telephone:  (212) 852-6389
                  Telecopy:   (212) 302-7946



Whenever any notice in writing is required to be given by the Trustee, any Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

            SECTION 10.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.5 NO ORAL MODIFICATIONS OR CONTINUING WAIVERS. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 10.6 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. In addition, the Continental Provisions shall inure to the benefit of Continental and its successors and assigns, and (without limitation of the foregoing) Continental is hereby constituted, and agreed to be, an express third party beneficiary of the Continental Provisions.

            SECTION 10.7 HEADINGS. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 10.8 COUNTERPART FORM. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            SECTION 10.9 SUBORDINATION. (a) As between the Liquidity Providers, on the one hand, and the Trustee and the Certificateholders, on the other hand, and as among the Trustee and the Certificateholders, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

            (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

            (c) If the Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

            (d) The Trustee (on behalf of itself and the holders of Certificates), the Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Sections 2.4, 3.2 and 3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustee and the holders of Certificates are secured by certain assets and the Liquidity Obligations may not be so secured. The Trustee expressly agrees (on behalf of itself and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

            (e) Each of the Trustee (on behalf of itself and the holders of the Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

            (i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations,

            (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations,

            (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

            (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

            (v) take any other action which might discharge a subordinated party or a surety under applicable law;

PROVIDED, HOWEVER, that the taking of any such actions by the Trustee, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

            SECTION 10.10 GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 10.11 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF IMMUNITY. (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

            (c) Each Liquidity Provider not organized under the laws of the United States or any political subdivision thereof hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                                       WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely
                                           as Trustee


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:



                                       WESTLB AG, acting through its New
                                           York Branch, as Liquidity
                                           Provider


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:



                                       CITICORP NORTH AMERICA, INC., as
                                           Liquidity Provider


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:



                                       WILMINGTON TRUST COMPANY, not in its
                                           individual capacity except as
                                           expressly set forth herein but
                                           solely as Subordination Agent and
                                           trustee


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title: